To the Shareholders and Board of Trustees of:

WPG Government Money Market Fund
WPG Tax Free Money Market Fund
WPG Intermediate Municipal Bond Fund
WPG Core Bond Fund
WPG Growth and Income Fund
WPG Tudor Fund
Weiss, Peck & Greer International Fund
WPG Growth Fund
WPG Quantitative Equity Fund

We consent to the use of our report dated January 19, 1998 with respect to the WPG Government Money Market Fund, WPG Tax Free Money Market Fund, WPG Intermediate Municipal Bond Fund, WPG Core Bond Fund, WPG Growth and Income Fund, WPG Tudor Fund, Weiss, Peck & Greer International Fund, WPG Growth Fund, and WPG Quantitative Equity Fund incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in the Prospectus incorporated herein by reference and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information also incorporated herein by reference.




                                                KPMG Peat Marwick LLP


New York, New York
August 10, 1998